                                POWER OF ATTORNEY

        The undersigned, Sanofi, a societe anonyme organized under the laws of
France (hereinafter referred to as the "Company") does hereby make, constitute and appoint each of the persons listed below as the Company's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Company for and with respect to the matters hereinafter described.

            Name of Attorney:

            Claire Terrazas

            Alexandra Roger

        Each Attorney shall have the power and authority to execute and deliver any Form ID, Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Company with regard to any securities owned by the Company or any of its subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

        Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Company without attestation and without affixation of the seal of the
Company. The Power of Attorney conferred hereby shall not be delegable by any
Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

        Unless revoked by the Company, this appointment contained hereof shall in all circumstances remain in force and be irrevocable until such time as the
Attorney ceases to be an employee of the Company, but shall be of no further effect after that date.

        IN WITNESS WHEREOF, the Company has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed as of the 28th day of
January, 2016.

                                        Sanofi

                                        By:/s/ Karen Linehan
                                           -----------------
                                           Karen Linehan
                                           Executive Vice President, Legal
                                           Affairs and General Counsel